UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005 (November 11, 2005)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

(615) 665-1122 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-10.1 Amended and Restated Corporate and Subsidiary Officer Capital Accumulation Plan

Item 1.01 Entry into a Material Definitive Agreement.

       On November 11, 2005, the Company's Board of Directors amended and restated the Company's Corporate and Subsidiary Officer Capital Accumulation Plan (the "Plan"). The amended and restated Plan, among other things, provides for accelerated vesting upon death, disability, retirement or a change in control; allows participants to have an unlimited number of payout elections in place; provides that certain “key employees” (generally, officers with compensation exceeding $135,000, 5% owners or 1% owners with compensation exceeding $150,000) must delay their payments from the Plan upon a separation from service for six months as required by Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and includes other changes necessary to conform the Plan to recent regulations promulgated under Section 409A of the Code. The full text of the Plan, as amended and restated, is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 10.1 Amended and Restated Corporate and Subsidiary Officer Capital Accumulation Plan.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: November 15, 2005

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Corporate and Subsidiary Officer Capital Accumulation Plan